UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.____)
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HELIOS AND MATHESON NORTH AMERICA INC.

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April 8, 2011
Dear Shareholder:
You are cordially invited to attend Helios and Matheson North America Inc.’s Annual Meeting on May 2, 2011. The meeting will begin promptly at 10:00 a.m. at the Company’s headquarters located at 200 Park Avenue South, Suite 901, New York, New York 10003.
The official Notice of Annual Meeting of Shareholders, proxy statement, proxy card and return envelope are included with this letter. Also enclosed is the Helios and Matheson North America Inc.’s Annual Report to shareholders for the year ended December 31, 2010. The matters listed in the Notice of the Annual Meeting of Shareholders are described in detail in the proxy statement.
The vote of every shareholder is important. Please review carefully the enclosed materials and then sign, date and promptly mail your proxy. If you sign and return your proxy card without giving any instruction, it will be voted as the Board of Directors recommends.
The Board of Directors and management look forward to greeting those shareholders who are able to attend.

Sincerely,

HELIOS AND MATHESON NORTH AMERICA INC.

/s/ Divya Ramachandran Divya Ramachandran, President and Chief Executive Officer

HELIOS AND MATHESON NORTH AMERICA INC.
200 PARK AVENUE SOUTH, STE 901
NEW YORK, NEW YORK 10003
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON May 2, 2011
To the Shareholders of HELIOS AND MATHESON NORTH AMERICA INC.
PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of Helios and Matheson North America Inc. (“Helios and Matheson” or the “Company”) will be held at 10:00 a.m. (local time), on May 2, 2011, at the Company’s headquarters located at 200 Park Avenue South, Suite 901, New York, New York 10003 for the following purposes:
1.	To elect the Board of Directors of the Company to serve until the Annual Meeting of Shareholders in 2012 and until their respective successors are duly elected and qualified;
2.	To ratify the appointment of Mercadien, P.C. as the independent auditor of the Company for the year ending December 31, 2011;
3.	To approve an amendment to the Company’s Certificate of Incorporation to effect a 1-for-2.5 reverse split of stock of the Company’s common stock;
4.	To approve an amendment to the Company’s Certificate of Incorporation changing the Company’s name to Helios and Matheson Information Technology Inc.
Only shareholders of record at the close of business on April 8, 2011 are entitled to notice of and to vote at this meeting and any adjournment or postponement thereof.
You may vote in person or by proxy. You may cast your vote by dating and signing the enclosed proxy exactly as your name appears thereon and promptly returning such proxy in the envelope provided. If you sign and return your proxy card without giving any instruction, it will be voted as the Board of Directors recommends.
You may revoke your proxy by voting in person at the meeting, by written notice to the Secretary of the Company or by executing and delivering a later-dated proxy by mail, prior to the closing of the polls. Attendance at the meeting does not by itself constitute revocation of a proxy. All shares that are entitled to vote and are represented by properly completed proxies timely received and not revoked will be voted as you direct. If you sign and return your proxy card without giving any instruction, it will be voted as the Board of Directors recommends.
You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card promptly. This proxy statement and the accompanying form of proxy, together with the Company’s 2010 Annual Report to shareholders, are being mailed to shareholders on or about April 19, 2011. Your cooperation is appreciated since a majority of the outstanding shares entitled to vote must be represented, either in person or by proxy, to constitute a quorum for the purposes of conducting business at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ Umesh Ahuja Umesh Ahuja
Chief Financial Officer and Secretary
April 8, 2011
New York, New York

HELIOS AND MATHESON NORTH AMERICA INC.
200 PARK AVENUE SOUTH, STE 901
NEW YORK, NEW YORK 10003
(212) 979-8228
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
To be Held on May 2, 2011
This proxy statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors”) of Helios and Matheson North America Inc., a Delaware corporation (“Helios and Matheson” or the “Company”), to be voted at its Annual Meeting of Shareholders which will be held at 10:00 a.m. (local time), on Monday, May 2, 2011 at the Company’s headquarters located at 200 Park Avenue South, Suite 901, New York, New York 10003 and at any postponements or adjournments thereof (the “Annual Meeting”).
At the Annual Meeting, the Company’s shareholders will be asked (i) to elect Messrs. Srinivasaiyer Jambunathan, Daniel L. Thomas, Kishan Grama Ananthram, and Ms. Divya Ramachandran as directors of the Company to serve until the Annual Meeting of Shareholders in 2012 and until their respective successors are duly elected and qualified, (ii) to ratify the appointment of Mercadien, P.C. as the Company’s independent auditor for the year ending December 31, 2011; (iii) to approve an amendment to our Certificate of Incorporation effecting a 1-for-2.5 reverse split of our common stock; and (iv) to approve an amendment to our Certificate of Incorporation changing our name to Helios and Matheson Information Technology Inc.
This proxy statement and the accompanying form of proxy, together with the Company’s 2010 Annual Report to shareholders, are being mailed to shareholders on or about April 19, 2011.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on Monday, May 2, 2011:
This proxy statement and the Company’s 2010 Annual Report to Shareholders are available for viewing, printing and downloading at www.hmna.com, under About Helios and Matheson.
Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission (“SEC”), will be furnished without charge to any shareholder upon written request to Helios and Matheson North America Inc., 200 Park Avenue South, Suite 901, New York, New York, 10003, Attention: Mr. Umesh Ahuja, Secretary. This proxy statement and the Company’s 2010 Annual Report on Form 10-K for the fiscal year ended December 31, 2010 are also available on the SEC’s website at www.sec.gov.

GENERAL INFORMATION
PROXY SOLICITATION
Proxies may be solicited by mail, personal interview, telephone and facsimile transmission, and by directors, officers and employees of the Company (without special compensation). Since the Company is making this solicitation the expenses for the preparation of proxy materials and the solicitation of proxies for the Annual Meeting will be paid by the Company.
In accordance with the regulations of the Securities and Exchange Commission, the Company will reimburse, upon request, banks, brokers and other institutions, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of the Company’s common stock.
REVOKING YOUR PROXY
A shareholder may revoke a proxy at any time before it is exercised by one of the three following ways:
•
By filing with the Secretary of the Company a written revocation to the attention of Mr. Umesh Ahuja, Secretary, Helios and Matheson North America Inc., 200 Park Avenue South, Suite 901, New York, New York 10003, Telephone: (212) 979-8228. We must receive your written revocation before the time of the Annual Meeting;

•	By submitting a duly executed proxy bearing a later date than your original proxy. We must receive such later dated proxy before the time of the Annual Meeting; or
•
By voting in person at the meeting. However, attendance at the Annual Meeting does not by itself constitute revocation of a proxy. A shareholder who holds shares through a broker or other nominee must bring a legal proxy ballot to the meeting if that shareholder desires to vote at the meeting.

VOTING YOUR SHARES
Shares represented by each properly executed and returned proxy card will be voted (unless earlier revoked) in accordance with the instructions indicated. If no instructions are indicated on the proxy card, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted “FOR” the four proposals included here.
Under the Company’s By-Laws, the presence at the Annual Meeting, in person or by duly authorized proxy, of the holders of a majority of the total number of outstanding shares of common stock, voting as a single class, entitled to vote, constitutes a quorum for the transaction of business. Shares of our common stock represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), as well as abstentions and broker non-votes, will be counted for purposes of determining whether a quorum is present at the meeting.
An “abstention” is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. “Broker non-votes” are shares of voting stock held in record name by brokers and nominees concerning which instructions have not been received from the beneficial owners or persons entitled to vote, and (i) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity or (ii) the record holder has indicated on the proxy or has executed a proxy and otherwise notified us that it does not have authority to vote such shares on that matter.

VOTES REQUIRED FOR APPROVAL
Shares Entitled to Vote. Only holders of record of the Company’s common stock at the close of business on April 8, 2011 (the “Record Date”) are entitled to notice, to attend and to vote at the Annual Meeting with each share entitled to one vote. As of the close of business on the Record Date, the Company had 5,826,088 shares of common stock outstanding.
Votes Required. The votes required on each of the proposals are as follows:

Proposal 1: Election of Directors
The four nominees for director who receive the most votes will be elected. This is called a “plurality”. If you indicate “withhold authority to vote” for a particular nominee on your proxy card, your vote will not count either for or against the nominee. If you do not provide instructions on how to vote for a particular nominee, your broker will not vote with respect to such director.

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm
The affirmative vote of a majority of the holders entitled to vote at the Annual Meeting is required to ratify the Audit Committee’s selection of the independent registered public accounting firm. Annual Meeting is required to ratify the Audit Committee’s selection of the Independent registerd public Accounting firm, If you abstain from voting, your abstention will not count as a vote cast for or against the proposal.

Proposal 3: Approval of Amendment to Certificate of Incorporation to Effect a Reverse Stock Split
The affirmative vote of a majority of the holders entitled to vote at the Annual Meeting is required to approve the amendment to our Certificate of Incorporation required to reverse split our common stock. If you abstain from voting, your abstention will not count as a vote cast for or against the proposal.

Proposal 4: Approval of Amendment to Certificate of Incorporation to change of name of the Company from Helios and Helios and Matheson North America Inc. to Helios and Matheson Information Technology Inc.
The affirmative vote of a majority of the holders entitled to vote at the Annual Meeting is required to amend our Certificate of Incorporation to change our name. If you abstain from voting, your abstention will not count as a vote cast for or against the proposal.

Controlled Company
Helios and Matheson Information Technology Ltd., an IT services organization with its corporate headquarters in Chennai, India, owns approximately 84% of the Company’s outstanding common stock.
Helios and Matheson is a “Controlled Company” for purposes of the NASDAQ listing requirements. A “Controlled Company” is a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company. Certain NASDAQ requirements do not apply to a “Controlled Company”, including requirements: (i) that a majority of its Board of Directors must be comprised of “independent” directors as defined in NASDAQ’s rules; and (ii) that the compensation of officers and the nomination of directors be determined in accordance with specific rules, generally requiring determinations by committees comprised solely of independent directors or in meetings at which only the independent directors are present.

PROPOSAL 1
ELECTION OF DIRECTORS
Pursuant to the Company’s By-Laws, the Board of Directors shall be comprised of not less than three and not more than nine directors. The exact number of directors shall be set by the Company’s By-Laws or by a resolution of the Board of Directors. On July 7, 2010, the Board of Directors established the size of the Board at six members. With the resignations of Robin K. Dhobal effective December 31, 2010 and David Quint, Jr. effective February 22, 2011, two positions are vacant and shall be filled with suitable candidates. At each Annual Meeting of Shareholders, directors shall be elected for the ensuing year.
Each director will be elected to serve for a one-year term, unless he/she resigns or is removed before the term expires. Each of the nominees listed are currently a member of the Board of Directors and each of them has consented to serve as a director if elected. There is detailed information about each of the nominees available in the section of this proxy statement titled “Nominees Standing for Election”.
If any of the nominees cannot serve for any reason, the Board of Directors may designate a substitute nominee or nominees. If a substitute is nominated, we will vote all valid proxies for the election of the substitute nominee or nominees. Alternatively, the Board of Directors may also decide to leave the Board seat or seats open until a suitable candidate or candidates are nominated, or it may decide to reduce the size of the Board.
Nominees Standing for Election
The following nominees are standing for election to serve as directors until the Annual Meeting of Shareholders in 2012:

Name	Age	Position
Srinivasaiyer Jambunathan	72	Chairman and Director
Daniel L. Thomas	61	Director
Kishan Grama Ananthram	47	Director
Divya Ramachandran	31	Director
Srinivasaiyer Jambunathan has been a director of the Company since August 22, 2006 and Chairman of the Board since April 1, 2008. Mr. Jambunathan was named Vice Chairman of the Board of Directors on November 8, 2006 and Lead Director on April 25, 2007. Mr. Jambunathan is the Chairman of the Nominating and Corporate Governance Committee and the Executive Committee as well as a member of the Audit Committee and Compensation committee. Mr. Jambunathan is a director for Patel Engineering Company Limited and Inventure Growth and Securities Private Limited, Mumbai and a non-executive director for Calyx Chemicals & Pharmaceuticals Limited, Mumbai. Since January 2001, Mr. Jambunathan has served as non-executive Chairman of First Policy Insurance Pvt. Ltd. From November 2003 to May 2007, Mr. Jambunathan was a director of JSW Steel Ltd. Mr. Jambunathan served as a director of the Bombay Stock Exchange, and thereafter, Bombay Stock Exchange Limited for a total period of six years until 2006. Mr. Jambunathan was also the non-executive Chairman of Bombay Stock Exchange from March 2003 to August 2005. From March 2005 to August 2005 Mr. Jambunathan also served as non-executive Chairman of Provogue India Ltd., a men’s designer wear and fashion apparel company. Mr. Jambunathan was Chairman of the local Advisory Board, State Bank of Mauritius from 1996 to 2001. Mr. Jambunathan brings to the Company’s Board a wealth of knowledge of organizational and operational management as well as board leadership experience essential to a public company.
Daniel L. Thomas has been a director of the Company since June 5, 2006. Mr. Thomas is the Chairman of the Audit Committee, as well as a member of the Executive Committee and the Nominating and Corporate Governance Committee. Mr. Thomas is currently a partner with Thomas & Associates, a CPA firm, which he started in February 2002. From October 1999 to February 2002 he was the Audit Partner in Charge with Corbin & Wertz, a CPA firm. Mr. Thomas’ experience includes part-time CFO services, fraud prevention and investigation, acquisition consulting, transaction due diligence, internal control review and systems implementation. Mr. Thomas is a Certified Public Accountant and a Certified Fraud Examiner. Mr. Thomas is the past president of the Orange County Chapter of the Association of Certified Fraud Examiners and he has served on the Board of Directors for the Orange County Head Start program. Mr. Thomas also spent five years as a Reserve Deputy Sheriff for the Orange County Sheriff’s Department. Mr. Thomas brings to the Company’s Board over 30 years of public accounting and financial experience as well as expertise in fraud prevention.

Kishan Grama Ananthram has been a director of the Company since August 22, 2006. Mr. Ananthram is the Chairman of the Compensation Committee and a member of the Executive Committee and Audit Committee. Mr. Ananthram has served as the Founder, Chairman and Chief Executive Officer of IonIdea, Inc., a software product and engineering outsourcing company since January 1994. Mr. Ananthram has over 20 years of entrepreneurial, management, sales and technology experience. Prior to founding IonIdea, Inc. Mr. Ananthram held various technical and management positions with NUS, Sprint, GTE, Fannie Mae and Hughes. Mr. Ananthram brings to the Company’s Board over 20 years of entrepreneurial, management, sales and technology experience.
Divya Ramachandran has been a director of the Company since August 22, 2006. Ms. Ramachandran is a member of the Executive Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. Since May 2010, Divya has been President and Chief Executive Officer of the Company. From February 2004 to May 2010, Ms. Ramachandran was at Helios and Matheson Information Technology Ltd., the parent of the Company, initially focusing on mergers and acquisitions and later on sales and client relationships. From June 2003 to January 2004, Ms. Ramachandran was Program Director for General Management Programs at the Indian School of Business. From July 2002 to January 2003, Ms. Ramachandran was a Senior Manager, Strategy and Restructuring Cell for Lupin Limited, one of India’s leading pharmaceutical companies. From June 2000 to 2001, Ms. Ramachandran was an associate with Arthur Andersen. Ms. Ramachandran brings to the Company’s Board valuable insight into organizational and operational issues as well as experience in managing complex global information technology companies.
Recommendation
The Nominating and Corporate Governance Committee has nominated each of the director nominees set forth in Proposal 1. The Board of Directors recommends that shareholders vote FOR each of the nominees.

CORPORATE GOVERNANCE
Board of Directors Meetings and Committees
During the year ended December 31, 2010, the Board of Directors met six times. The Board of Directors has an Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Committee of Independent Directors and an Executive Committee. During 2010, the Audit Committee held four meetings, the Executive Committee held ten meetings, the Nominating and Corporate Governance Committee held two meetings and the Committee of Independent Directors and Compensation Committee held one meeting each. During 2010, each director, except for Messr. Ananthram and Messr. Dhoble, attended 75% or more of the aggregate number of meetings of the Board of Directors and committees on which such directors served. During 2010 Messr. Ananthram attended 40% and Messr. Dhoble attended 65% of the aggregate number of meetings of the Board of Directors and committees on which they served. Each of the committees of the Board of Directors acts pursuant to a separate written charter adopted by the Board of Directors.
It is anticipated that each member of the Board of Directors will attend the Company’s 2011 Annual Meeting of Shareholders. At the Company’s 2010 Annual Meeting of Shareholders, four of the five directors were in attendance. The Company does not have a formal policy with respect to directors’ attendance at the Annual Meeting of Shareholders.
Board Leadership Structure and Role in Risk Oversight
In accordance with the Company’s Bylaws, the Board of Directors elects the Company’s Chairman and Chief Executive Officer. Each of these positions may be held by the same person or may be held by different people. Currently, these two offices are held by different people. The Board of Directors believes that the Company and its shareholders are best served by having a policy that provides the Board of Directors the ability to select the most qualified and appropriate individual to lead the Board as Chairman. The Board of Directors also believes it is important to remain flexible when allocating responsibilities among these two offices in a way that best serves the needs of the Company. The Board of Directors believes it is appropriate at this time to maintain separate offices of Chairman and Chief Executive Officer as it allows the Company’s Chief Executive Officer to focus primarily on his management responsibilities.
In May 2010, the Board of Directors appointed Mr. Srinivasaiyer Jambunathan as the Company’s Chairman of the Board. Mr. Jambunathan is expected to continue to serve as Chairman of the Board following the Company’s 2011 Annual Meeting.
The Company is exposed to a number of risks that are inherent with every business. Such risks include, but are not limited to, financial and economic risks and legal and regulatory risks. While management is responsible for the day-to-day management of these risks, the Board of Directors, as a whole and through its committees, is responsible for the oversight of risk management. The Board of Directors is responsible for evaluating the adequacy of risk management processes and determining whether such processes are being implemented by management. The Board of Directors has delegated to the Audit Committee the primary role in carrying out risk oversight responsibilities. The Audit Committee’s Charter provides that it will discuss significant risks or exposures and assess the steps management has taken to minimize such risks to the Company. The Board of Directors has also delegated to other committees the oversight of risks within their areas of responsibility and expertise. For example, the Compensation Committee oversees risks associated with the Company’s policies and practices relating to compensation.
Independent Directors
Upon consideration of the criteria and requirements regarding director independence set forth in NASDAQ Rule 5605, the Board of Directors has determined that each of Messrs. Jambunathan, Thomas and Ananthram meet NASDAQ’s independence standards.

Audit Committee
Audit Committee. The Audit Committee is authorized to engage the Company’s independent auditor and review with such auditors (i) the scope and timing of their audit services and any other services they are asked to perform, (ii) their report on the Company’s financial statements following completion of their audit and (iii) the Company’s policies and procedures with respect to internal accounting and financial controls. Currently, the Audit Committee is comprised of Messrs. Thomas (Chairman), Ananthram and Jambunathan. The Board of Directors has determined that Mr. Thomas qualifies as an “audit committee financial expert.” The Board of Directors has determined that each of the members of the Audit Committee is independent (as independence is defined in NASDAQ Rule 5605(a)(2) and in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended). During the year ended December 31, 2010, the Audit Committee held four meetings. The Audit Committee Charter is posted at the Company’s website, www.hmna.com, under About Helios and Matheson — Management. Any person may obtain a copy of the Audit Committee Charter without charge by calling 212-979-8228 or by writing to Helios and Matheson North America Inc., 200 Park Avenue South, Suite 901, New York, NY 10003, Attention Mr. Umesh Ahuja, Secretary.
Compensation Committee
Compensation Committee. The Compensation Committee is authorized and empowered to approve appointments and promotions of executive officers of the Company and fix salaries for such officers, provided that all actions of the Compensation Committee must be ratified by the full Board of Directors within three months of the subject action. The Compensation Committee is also authorized to administer the Company’s Amended and Restated 1997 Stock Option and Award Plan. Currently, the Compensation Committee is comprised of Messrs. Ananthram (Chairman), Jambunathan and Ms. Ramachandran. The Board of Directors has determined that Messr. Ananthram and Messr. Jambunathan are independent members of the Compensation Committee (as independence is defined in NASDAQ Rule 5605(a)(2)). The Compensation Committee met once during the year ended December 31, 2010. The Compensation Committee may delegate its authority to subcommittees or the Chairman of the Compensation Committee when it deems it appropriate and in the best interests of the Company. The Compensation Committee Charter is posted at the Company’s website, www.hmna.com, under About Helios and Matheson — Management.
Nominating and Corporate Governance Committee
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is authorized to nominate candidates to the Board of Directors. Currently, the Nominating and Corporate Governance Committee is comprised of Messrs. Jambunathan (Chairman), Thomas and Ms. Ramachandran. The Board of Directors has determined that Messrs. Jambunathan and Thomas are independent members of the Nominating and Corporate Governance Committee (as independence is defined in NASDAQ Rule 5605(a)(2)). The Nominating and Corporate Governance Committee Charter is posted at the Company’s website, www.hmna.com, under About Helios and Matheson — Management. The Nominating and Corporate Governance Committee met two times during the year ended December 31, 2010.
The Nominating and Corporate Governance Committee receives recommendations for director nominees from a variety of sources, including from shareholders, management and members of the Board of Directors. Shareholders may recommend any person to be a director of the Company by writing to the Company’s Secretary. Each submission must include (i) a brief description of the candidate, (ii) the candidate’s name, age, business address and residence address, (iii) the candidate’s principal occupation and the number of shares of the Company’s capital stock beneficially owned by the candidate and (iv) any other information that would be required under the SEC rules in a proxy statement listing the candidate as a nominee for director.
The Nominating and Corporate Governance Committee generally reviews all recommended candidates at the same time and subjects all candidates to appropriate review criteria. Members of the Board of Directors should be qualified, dedicated, ethical and highly regarded individuals who have experience relevant to the Company’s operations and understand the complexities of the Company’s business environment. The Nominating and Corporate Governance Committee evaluates candidates in the context of the current composition of the Board of Directors, and these recommendations are submitted to the Board of Directors for review and approval. As part of this assessment, the Nominating and Corporate Governance Committee considers diversity of age, skills and such other factors as it deems appropriate, given the current needs of the Board of Directors and its committees. In addition, pursuant to NASDAQ Rules, the Company must have an Audit Committee composed of at least three members, each of whom must satisfy specified independence and qualification criteria. The Nominating and Corporate Governance Committee is also responsible for providing a leadership role in shaping and monitoring the corporate governance practices of the Company.

Executive Committee
Executive Committee. The Executive Committee has all the powers of the Board of Directors except for the matters that have been explicitly delegated by the Board of Directors to the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The objectives of the Executive Committee include: (i) focusing on business development, (ii) assisting in formulating business strategies, (iii) monitoring the Company’s progress on a monthly basis (actual vs. planned performance), (iv) controlling expenditures, (v) when necessary, taking appropriate corrective action, (vi) formulating plans for the future, (vii) helping management improve performance and sanctioning actions by management to do so, (viii) periodically reviewing in consultation with the Company’s Chief Executive Officer the Company’s management succession planning and (ix) other actions consistent with applicable law and the Company’s governing documents that the Executive Committee or the Board deems appropriate. Pursuant to Delaware General Corporate Law, the Executive Committee may not approve, adopt or recommend to shareholders any action or matter other than the election or removal of directors expressly required to be submitted to shareholders for approval or the adoption, amendment or repealing of any bylaw of the Company. Currently, the Executive Committee is comprised of Messrs. Jambunathan (Chairman), Thomas, Ananthram and Ms. Ramachandran. During the year ended December 31, 2010, the Executive Committee met ten times.
Other Committees
The Board of Directors may establish additional standing or ad hoc committees from time to time.
Shareholder Communication with the Board
Correspondence from the Company’s shareholders to the Board of Directors or any individual directors or officers should be sent to the Company’s Secretary. Correspondence addressed to either the Board of Directors as a body, or to any director individually, will be forwarded by the Company’s Secretary to the Chairman of the Nominating and Corporate Governance Committee or to the individual director, as applicable. The Company’s Secretary will regularly provide to the Board of Directors a summary of all shareholder correspondence that the Secretary receives. This process has been approved by the Company’s Board of Directors.
All correspondence should be sent to Helios and Matheson North America Inc., 200 Park Avenue South, Suite 901, New York, NY 10003, Attention: Mr. Umesh Ahuja, Secretary.
Compensation Committee Interlocks and Insider Participation
As noted above, currently, the Compensation Committee is comprised of Messrs. Ananthram (Chairman), Jambunathan and Ms. Ramachandran. Ms. Ramanchandran has taken over the responsibility of President and Chief Excecutive Officer of the Company. None of the other members of the Compensation Committee has ever been an officer or employee of the Company.
Kishan Grama Ananthram, a member of the Company’s Board of Directors, is the Chief Executive Officer of IonIdea and Mr. Ananthram and his spouse own all of the outstanding capital stock of IonIdea. The Company currently uses professional services and equipment provided by IonIdea. For additional information, please see “Certain Relationships and Related Transactions”.
Code of Business Conduct and Ethics
The Board of Directors has adopted a code of ethics designed, in part, to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with or submits to the Securities and Exchange Commission and in the Company’s other public communications, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations of the code to an appropriate person or persons, as identified in the code, and accountability for adherence to the code. The code of ethics applies to all directors, executive officers and employees of the Company. The Company will provide a copy of the code to any person without charge, upon request to Ms. Jeannie Lovastik, Human Resources Generalist by calling (212) 979-8228 or by writing to Helios and Matheson North America Inc., 200 Park Avenue South, Suite 901, New York, NY 10003, Attention: Ms. Jeannie Lovastik.

The Company intends to disclose any amendments to or waivers of its code of ethics as it applies to directors or executive officers by filing them on Form 8-K.
PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has recommended to the Board of Directors of the Company the selection of Mercadien, P.C. to be the independent auditor of the Company for the year ending December 31, 2011.
Mercadien has served as the principal accountant for the Company since April 7, 2005.
Audit Fees
For the years ended December 31, 2010 and 2009, the aggregate fees paid or expected to be paid to Mercadien, P.C. for the audit of the Company’s financial statements for such years and the review of the Company’s interim financial statements were $75,000 and $119,236, respectively.
Audit-Related Fees
During the years ended December 31, 2010 and 2009, there were no audit-related fees paid to Mercadien, P.C.
Tax Fees
For the years ended December 31, 2010 and 2009, the aggregate fees paid or expected to be paid to Mercadien, P.C. for tax compliance, tax advice and tax planning services were $9,000 and $22,264, respectively.
All Other Fees
During the years ended December 31, 2010 and 2009, there were no fees paid to Mercadien, P.C. for professional services other than audit and tax services.
Audit Committee Policies and Procedures
The Audit Committee reviews the independence of the Company’s auditors on an annual basis and has determined that Mercadien, P.C. is independent. In addition, the Audit Committee pre-approves all work and fees, which are performed by the Company’s independent auditor.
Report of the Audit Committee of the Board of Directors
The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2010. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

REVIEW WITH MANAGEMENT. The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.
REVIEW AND DISCUSSIONS WITH INDEPENDENT ACCOUNTANTS. The Audit Committee has discussed with Mercadien P.C., the Company’s independent accountants for the fiscal year ended December 31, 2010, the matters required to be discussed by SAS 61 (Communication With Audit Committees), as amended by SAS 90 (Audit Committee Communications) that includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has received from Mercadien P.C. the required written communication, as required by Independence Standards Board Standard No. 1 (that relates to the accountants’ independence from the Company and its related entities), and has discussed with the independent audit firm, that firm’s independence.
CONCLUSION. Based on the review and discussions with management and Mercadien P.C. referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

AUDIT COMMITTEE:
Daniel L. Thomas, Chairman
Kishan Ananthram
Shri S. Jambunathan
Accountants’ Attendance at the Annual Meeting
A representative of Mercadien, P.C., the independent accountants of the Company for the year ending December 31, 2010, is expected to be present at the Annual Meeting. The representative will be given the opportunity to make a statement at the Annual Meeting and is expected to be available to respond to appropriate questions.
Recommendation
The Board of Directors recommends that the shareholders RATIFY the selection of Mercadien, P.C. to be the independent auditor of the Company for the year ending December 31, 2011.
PROPOSAL 3
AMENDMENT OF CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT
General
On March 13, 2011, the Board unanimously approved and recommended that the shareholders (a) approve an amendment to our Certificate of Incorporation to effect a reverse split of our common stock at a ratio of 1-for-2.5, and (b) grant authority to the Board of Directors to effect the reverse split.
The form of the amendment to our Certificate of Incorporation (the “Proposed Amendment”) to effect the reverse split is attached to this Proxy Statement as Appendix A. The following discussion is qualified in its entirety by the full text of the Proposed Amendment, which is hereby incorporated by reference.
Pursuant to the reverse split, each 2.5 shares of the outstanding common stock on the date of the reverse split will be automatically converted into one share of our common stock. The reverse split will not alter the number of shares of common stock authorized for issuance, but will simply reduce the number of shares of common stock issued and outstanding.
By approving this proposal, shareholders will approve the Proposed Amendment and authorize our Board of Directors to effect the reverse split. If the Proposed Amendment is approved, the reverse split will become effective upon the filing of the Proposed Amendment with the Delaware Secretary of State (the “Effective Date”).

Purpose of the Proposed Reverse Split
Continued Listing requirement on The Nasdaq Capital Market
Our common stock is currently quoted on The Nasdaq Capital Market (“Nasdaq”). On July 23, 2010, we received a letter from Nasdaq regarding compliance with Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”) which requires our listed securities to have a minimum bid price of $1.00 per share. We were given a grace period of 180 calendar days from July 23, 2010 to regain compliance with the Minimum Bid Price Rule. In order to regain compliance, the bid price for our listed securities must have closed at $1.00 or more for a minimum of 10 consecutive business days during the 180 day grace period.
On January 20, 2011, we received a letter from Nasdaq stating that we had not regained compliance with the Minimum Bid Price Rule and that our securities would be delisted from Nasdaq unless we requested a hearing to appeal this determination. We appealed the determination to the Nasdaq Hearing Panel and we are awaiting their decision. As part of the plan we submitted to the Nasdaq Hearing Panel, we proposed a reverse split of our common stock.
The Board of Directors believes that the reverse split is desirable because it may assist us in meeting the requirements for continued listing on Nasdaq by helping to raise the market bid price of our common stock to $1.00 or more. If Nasdaq delists our common stock, trading in our common stock would thereafter be conducted in the over-the-counter market on the OTC Electronic Bulletin Board or in the “pink sheets.” Trading through the OTC Electronic Bulletin Board or the pink sheets will likely reduce the liquidity of our common stock and could result in lower prices for our common stock than might otherwise prevail, increased spreads between the bid and asked prices for our common stock and increased transaction costs inherent in trading such shares. Additionally, certain investors will not purchase securities that are not listed on a national exchange or quoted on Nasdaq, which could materially impair our ability to raise funds through the issuance of our common stock or other securities convertible into our common stock.
In addition, if our common stock were removed from listing on Nasdaq and the trading price of our common stock was to remain below $5.00 per share, trading in our common stock would also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any equity security that is traded other than on a national securities exchange and has a market bid price of less than $5.00 per share, subject to certain exceptions). The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from making a market, seeking or generating interest in our common stock and otherwise effecting transactions in our common stock, which could severely limit the market liquidity of our common stock and the ability of investors to trade our common stock.
The purpose of the reverse split is to increase the market bid price of our common stock. The Board of Directors intends to effect the reverse split only if it believes that a decrease in the number of shares outstanding is likely to improve the market bid price of our common stock and improve the likelihood that the Company will be allowed to maintain its listing on Nasdaq.
If the trading price of our common stock increases before the Annual Shareholders Meeting, the reverse split may not be necessary, or the Board of Directors may determine that such increase in the stock price would necessitate a lower ratio than if the trading price had decreased or remained constant. No further action on the part of the shareholders would be required to either effect or abandon the reverse split.
While we believe that the reverse split would initially help increase the market bid price of our common stock to at least $1.00 per share, the effect of a reverse split on the market bid price of our common stock cannot be predicted with any certainty, and the history of similar reverse splits for companies in similar circumstances is varied. There can be no assurance that:
•	the market bid price of our common stock would rise in proportion to the reduction in the number of shares of our common stock outstanding following the reverse split;
•
we would be successful in maintaining the market bid price of our common stock above $1.00 per share for any extended period of time, even if the reverse split succeeded in raising the market bid price of our common stock above $1.00 per share;

•	we would be able to continue to meet Nasdaq’s other quantitative continued listing criteria; or
•	our common stock would not be delisted by Nasdaq for other reasons.
Additionally, even though the reverse split, by itself, would not impact our assets or prospects, the reverse split could be followed by a decrease in the aggregate market value of our common stock. The market bid price of our common stock may be based also on other factors that may be unrelated to the number of shares outstanding, including our future performance.
Potential Increased Investor Interest
The Board of Directors also believes that a higher share price for our common stock may help generate investor interest in the Company. The current low price of our common stock may mean that it does not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Furthermore, various regulations and policies restrict the ability of shareholders to borrow against or “margin” low-priced stock and declines in the stock price below certain levels may trigger unexpected margin calls. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Finally, we believe that most investment funds are reluctant to invest in lower priced stocks. It should be noted that the liquidity of our common stock may be adversely affected by the reverse split, since fewer shares will be outstanding after the reverse split. However, the Board of Directors is hopeful that the anticipated higher market bid price will reduce, to some extent, the negative effects on the liquidity and marketability of the common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.
Potential Effects of Proposed Reverse Split
General
After the Effective Date, each holder of our common stock will own a reduced number of shares of our common stock. However, the reverse split will affect all holders of our common stock uniformly and will not affect any shareholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of our shareholders owning a fractional share. In lieu of issuing fractional shares, each holder of our common stock who would otherwise have been entitled to a fraction of a share upon surrender of such holder’s certificates will have the number of shares he receives rounded up to the nearest whole share.
Effect on Authorized and Outstanding Shares
The Company currently is authorized to issue a maximum of 30,000,000 shares of our common stock. As of the record date, there were 5,826,088 shares of common stock issued and outstanding. Although the number of authorized shares of common stock will not change as a result of the reverse split, the number of shares of our common stock will be reduced to a number that will be approximately equal to the number of shares of common stock issued and outstanding immediately prior to the Effective Date divided by two and half. Following the reverse split, we expect to have approximately 2,330,435 shares of common stock outstanding.
The Proposed Amendment will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now outstanding. We do not anticipate that the reverse split will result in any material reduction in the number of holders of common stock. Each shareholder’s percentage ownership of the new common stock will not be altered except for the effect of eliminating fractional shares. The common stock issued pursuant to the reverse split will remain fully paid and non-assessable. The reverse split is not intended as, and will not have the effect of, a “going private transaction” in accordance with Rule 13e-3 under the Securities Exchange Act of 1934, as amended. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Following the Effective Date, it is not anticipated that the Company’s financial condition, the percentage ownership of management, the number of shareholders, or any aspect of the Company’s business would materially change as a result of the reverse split.
Accounting Matters
The reverse split will not affect the par value of our common stock. As a result, on the Effective Date of the reverse split, the stated capital on our balance sheet attributable to the common stock will be reduced in proportion to the fraction by which the number of shares of common stock are reduced, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be retroactively increased for each period because there will be fewer shares of our common stock outstanding.
Potential Anti-Takeover Effect
While the Board of Directors believes it advisable to authorize and approve the reverse split for the reasons set forth above, the Board is aware that the increase in the number of authorized but unissued shares of common stock may have a potential anti-takeover effect. Our ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of shareholders seeking to control the Company. The reverse stock split is not being recommended by the Board as part of an anti-takeover strategy.
Increase of Shares of Common Stock Available for Future Issuance
Because our authorized common stock will not be reduced, the overall effect will be an increase in our authorized but unissued shares of common stock as a result of the reverse split. These shares may be issued by our Board of Directors in its discretion. Any future issuances will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of common stock.
Summary Table
For illustration purposes only, the following table shows the effects of a 1-for-2.5 reverse split, without giving effect to any adjustments for fractional shares, on our authorized and outstanding shares of common stock, shares of common stock reserved for issuance upon exercise of options available for future grant under our stock option plan and authorized but unissued and unreserved shares of common stock. The information presented below is as of March 15, 2011 and assumes no changes between March 15, 2011 and the Effective Date.

	Prior to Reverse Split	1-for-2.5 Reverse Split

Authorized Common Stock	30,000,000	30,000,000
Common Stock Outstanding	5,826,088	2,330,435
Common Stock Issuable upon Exercise of Outstanding Options	34,250	13,700
Common Stock Reserved for Issuance upon Exercise of Options Available for Future Grant	460,000	184,000
Common Stock Authorized but Unissued	24,173,912	27,669,565
Procedure for Effecting Reverse Split and Exchange of Stock Certificates
If the reverse split is approved by our shareholders, the reverse split would become effective at such time, if any, as the Board of Directors determines to effect the reverse split and we file the Proposed Amendment to our Certificate of Incorporation with the Delaware Secretary of State. Upon filing the Proposed Amendment, all the old common stock will be converted into new common stock as set forth in the Proposed Amendment.

As soon as practicable after the Effective Date, shareholders will be notified that the reverse split has been effected. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. Shareholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the reverse split ratio. Beginning on the Effective Date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.
Fractional Shares
We will not issue fractional certificates for post-reverse split shares in connection with the reverse split. Instead, fractional shares will be rounded up to the next whole share.
No Dissenter’s or Appraisal Rights
Under the Delaware General Corporation Law, our shareholders are not entitled to dissenter’s or appraisal rights with respect to our Proposed Amendment to our Certificate of Incorporation to effect the reverse split.
Abandonment of Reverse Split
The Board of Directors reserves the right, at any time prior to the effectiveness of the filing of the Proposed Amendment with the Secretary of State, notwithstanding authorization of the Proposed Amendment by the Company’s shareholders, to abandon filing the Proposed Amendment to effect the reverse split without further action by the shareholders.
Recommendation
The Board of Directors recommends that the shareholders vote FOR amending the Certificate of Incorporation to effect the 1-for-2.5 reverse split.
PROPOSAL 4
AMENDMENT TO CERTIFICATE OF INCORPORATION
TO CHANGE OUR NAME
On March 13, 2011 our Board of Directors approved the change of our name from “Helios and Matheson North America Inc.” to “Helios and Matheson Information Technology Inc.” Management believes that the new name more accurately reflects our business and operations going forward. Subject to approval by our stockholders, the name change will become effective immediately upon filing the Proposed Amendment with the Delaware Secretary of State.
Section 242 of the Delaware General Corporation Law
Section 242 of the Delaware General Corporation Law permits the amendment of a corporation’s certificate of incorporation to allow for a change of the corporation’s name so long as the amendment is approved by the holders of at least a majority of the votes entitled to be cast.

Recommendation
The Board of Directors recommends that the shareholders vote FOR amending the Certificate of Incorporation to change the name of the Company to Helios and Matheson Information Technology, Inc.
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the number of shares of common stock beneficially owned as of                     , 2011 by (i) each of the Company’s directors, (ii) each of the executive officers named in the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group and (iv) each person known by the Company to own beneficially more than 5% of the common stock. As of April 8, 2011, 5,826,088 shares of the Company’s common stock were outstanding. Unless otherwise indicated in the table below, the address of each shareholder is c/o Helios and Matheson North America Inc., 200 Park Avenue South, Suite 901, New York, NY 10003.

	Common stock Benefiacially owned (1)
Name	Number of shares		Percent of Ownership
Helios and Matheson Informaton Technology Ltd	4,882,594	(2)	83.80%
Srinivasaiyer Jambunathan, Chairman and Director	250	(3)	*
Daniel L. Thomas, Director, Director	500	(4)	*
Kishan Grama Ananthram, Director	250	(5)	*
Divya Ramachandran, President, CEO and Director	250	(6)	*

All Directors and Officers as a Group (4 Persons)	1,250	(7)	*

(1)
As used in the tables above, “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed to have “beneficial ownership” of any security that such person has a right to acquire within 60 days of April 8, 2011. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership of such person but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person. Unless otherwise noted, the Company believes each person listed has the sole power to vote, or direct the voting of, and power to dispose, or direct the disposition of, all such shares. The table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission.

(2)	Helios and Matheson Information Technology Ltd.’s principal executive offices are located at #9 Nungambakkam High Road, Chennai 600034 India.

(3)	Consists of 250 shares of common stock issuable upon exercise of currently exercisable options.

(4)	Consists of 500 shares of common stock issuable upon exercise of currently exercisable options.

(5)	Consists of 250 shares of common stock issuable upon exercise of currently exercisable options.

(6)	Consists of 250 shares of common stock issuable upon exercise of currently exercisable options.

(7)	Includes 1,250 shares of common stock that may be acquired upon the exercise of currently exercisable options.

*	Indicates less than 1%.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and certain beneficial owners of the Company’s equity securities (the “Section 16 Reporting Persons”) to file with the SEC reports regarding their ownership and changes in ownership of the Company’s equity securities. The Company believes that, during fiscal year 2010, its Section 16 Reporting Persons complied with all Section 16(a) filing requirements except that Helios and Matheson Information Technology Ltd (Additional reporting person is Helios and Matheson Inc) did not timely file a Form 4 covering one transaction and Mr. Suparna and Mr. Ahuja did not timely file Form 3s after becoming officers of the Company. At the time that the Form 3 filing was due, neither Mr. Suparna nor Mr. Ahuja owned securities of the Company.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE
Transactions with Related Persons, Promoters and Certain Control Persons
The following describes all transactions since January 1, 2009 and all proposed transactions in which the Company is, or it will be, a participant and the amount involved exceeds $120,000 or 1% of the average of the Company’s total assets at year end for the last 2 completed fiscal years; and in which any related person had or will have a direct or indirect material interest.
The Company’s former Interim CEO and CFO, Mr. Salvatore Quadrino, had an employment agreement which expired on June 30, 2010. Mr. Quadrino’s compensation during the fiscal years ended December 31, 2010 and 2009 was $157,712 and $220,000, respectively. Mr. Quadrino left the Company on October 8, 2010.
On August 1, 2010, the Company renewed a Statement Of Work dated September 1, 2010 (expired on July 31, 2010) with IonIdea, Inc. to provide certain professional services, workstation facilities and communication equipment to the Company and its wholly-owned subsidiary Helios and Matheson Global Services Private Limited. The Statement of Work commenced on August 1, 2008, and continues through July 31, 2011 after renewal. Prior to September 4, 2008, the Company had been using the same professional services, workstation facilities and communication equipment from IonIdea without a contract since July 1, 2007. Kishan Grama Ananthram, a member of the Company’s Board of Directors, is the Chief Executive Officer of IonIdea and Mr. Ananthram and his spouse own all of the outstanding capital stock of IonIdea. The total amount paid to IonIdea is based upon the number of Company employees using workstation facilities and communication equipment. From January 1, 2009 through December 31, 2009 and January 1, 2010 through the date of this proxy statement, the amounts paid to IonIdea were $156,661 and $69,771 respectively.
On November 18, 2009, the Company entered into a private placement Securities Purchase Agreement with Helios and Matheson Information Technology Ltd., pursuant to which Helios and Matheson Information Technology Ltd. purchased 689,655 shares of the Company’s common stock at a price of $1.45 per share, equal to the closing bid price of the Company’s common stock on November 20, 2009, for a total investment of $1,000,000. The investment by Helios and Matheson Information Technology Ltd. was part of a plan submitted by the Company to NASDAQ to regain compliance with The NASDAQ Capital Market’s minimum shareholder’s equity requirement.
On August 4, 2010, the Company entered into a private placement securities purchase agreement with Helios and Matheson Inc., a wholly owned subsidiary of Helios and Matheson Information Technology Ltd., pursuant to which Helios and Matheson Inc. purchased 2,739,726 shares of the Company’s common stock at a price of $0.73 per share, equal to the closing bid price of the Company’s common stock on August 3, 2010, for a total investment of $2,000,000. The investment by Helios and Matheson Inc. was part of a plan submitted by the Company to NASDAQ to regain compliance with The NASDAQ Capital Market’s minimum shareholder’s equity requirement.

In September 2010, the Company entered into a Memorandum of Understanding with Helios and Matheson Information Technology Ltd. (the “HMIT MOU”) pursuant to which Helios and Matheson Information Technology Ltd. has agreed to make available to the Company facilities of dedicated Off-shore Development Centers (“ODCs”) and also render services by way of support in technology, client engagement, management and running the ODCs for the Company. The Company has furnished Helios and Matheson Information Technology Ltd. a security deposit of $1 million to cover any expenses, claims or damages that Helios and Matheson Information Technology Ltd. may incur while discharging its obligations under the HMIT MOU and also to cover the Company’s payables to Helios and Matheson Information Technology Ltd. Such security deposit may be increased as business operations are scaled up. Upon termination of the HMIT MOU, such security deposit will be refunded to the Company without interest and after adjusting such amounts towards any expenses, claims or damages and dues payable to Helios and Matheson Information Technology Ltd.. Amounts paid to Helios and Matheson Information Technology Ltd. for services rendered under the HMIT MOU were $454,496 for the year ended December 31, 2010.
INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
As the holder of approximately 84% of the Company’s outstanding voting securities, Helios and Matheson Information Technology Ltd. will have significant influence on matters requiring shareholder approval, and will control matters which require only majority shareholder approval which includes the election of directors and approval of certain corporate transactions.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
The following compensation discussion and analysis summarizes the Company’s philosophy and objectives regarding the compensation of its named executive officers, including how the Company determines elements and amounts of executive compensation. The following discussion and analysis should be read in connection with the tabular disclosures regarding the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2010.
In this section, we will discuss the details of the Company’s compensation program as it relates to (i) the Company’s former interim Chief Executive Officer and Chief Financial Officer, (ii) the Company’s current President and Chief Executive Officer, (iii) the Company’s Chief Operating Officer and (iv) the Company’s Chief Financial Officer. These four individuals were the only executive officers of the Company during fiscal year 2010. We will refer to these four persons throughout this discussion with regards to compensation as “named executive officers”. These named executive officers were deemed to be the only key employees of the Company and their performance had or has the potential to substantially impact the short-and long-term success of the Company.
Effective September 23, 2010, the Board of Directors of the Company and Mr. Quadrino, the Company’s former Interim Chief Executive Officer and Chief Financial Officer, agreed that Mr. Quadrino’s responsibilities would be redistributed to the remaining members of the Company’s senior management team. Under the terms of Mr. Quadrino’s employment agreement, his final day with the Company was October 8, 2010.
The Compensation Committee (the “Committee”) was established by the Board of Directors to appoint, promote and administer compensation packages for executive officers of the Company. The Committee may delegate its authority to subcommittees or the Chairman of the Committee when it deems it appropriate and in the best interests of the Company.
Compensation Objectives
The Company’s executive officer compensation program is intended, consistent with the Company’s economic position and budget, to attract and retain highly qualified professionals who will assist the Company in meeting its financial and strategic goals. By offering competitive compensation, the Company seeks to promote a long-term commitment from its executive officers. Currently, there are three executive officers, Ms Ramachandran, Mr Suparna and Mr. Ahuja. The primary goals of the Company’s compensation program are to:
•	align long-term interests of executives with shareholders;
•	reward individual performance while maintaining cost efficiency;
•	improve overall business performance; and
•	develop mutually beneficial long-term relationships between executive officers and the Company.
The Company has historically sought to accomplish these objectives through a combination of base salary, long-term incentive compensation (stock options), cash bonuses and certain limited perquisites. (In fiscal year 2010, the only compensation paid to the Company’s named executive officers was base salary paid to Mr. Quadrino, Ms. Ramachandran, Mr. Suparna and Mr. Ahuja and an individual performance based bonus to Mr. Ahuja).

Compensation Process
At the end of each year, the Committee reviews and assesses the effectiveness of the past compensation criteria and approves the policies and plans for the next fiscal year. The Committee takes into consideration the performance of each of the executive officers and measures such individual performance against the performance level of the Company. The executive officers from time to time have had meetings with the Committee to discuss their compensation plan and performance. There may be occasions where the Committee requests to meet with the executive officer to gain clarification with regards to the fulfillment of certain performance criteria.
The Committee uses its discretion in determining compensation levels as there are no set guidelines for compensation. In determining the amount of compensation for the executive officers, the Committee may seek information from Human Resources on current market evaluations. Subject to approval from the full Board of Directors, the Committee makes the final decisions on executive compensation plans.
Primary Elements of Compensation
The Company’s compensation program has historically included both short and long term compensation in the form of base salary, long-term incentive compensation (stock options), cash bonuses and perquisites as detailed below.
Base Salary. The Committee utilizes its knowledge and general experience of the industry to determine the base salaries for its executive officers. Competitive salary levels are influenced by such factors as professional experience, accomplishments, duties, market comparisons and individual performance. The Company’s named executive officers primary source of compensation is derived from base salary. The base salary paid in 2010 to the Company’s former Interim Chief Executive Officer and Chief Financial Officer reflects a reduction from the base salary paid in 2009. Base salaries were reduced in 2010 due to the impact the recent economic crisis has had on the Company’s results of operations. The Company’s current President and Chief Executive Officer, Chief Operating officer and Chief Financial Officers were appointed during 2010.
Long-Term Incentive Compensation. The Compensation Committee in its discretion may award stock options to the Company’s executive officers as a part of their initial compensation plan and upon annual review of their individual performance. The exercise price per share of a stock option is established by the Committee but may not be less than the fair market value of a share of common stock as of the date of grant. The aggregate fair market value of the shares of common stock with respect to which “incentive” stock options are exercisable for the first time by an individual to whom an “incentive” stock option is granted during any calendar year may not exceed $100,000. There were no stock options awarded to the Company’s named executive officers during the fiscal year ended December 31, 2010.
Cash Bonus. The Committee in its discretion may award cash bonuses to the Company’s executive officers based upon an annual review of the Company’s overall performance, individual performance and available cash resources. Other than Mr. Ahuja, who received a $10,000 performance bonus from our subsidiary, there were no cash bonuses awarded to the Company’s named executive officers for the fiscal year ended December 31, 2010.
Retirement Plans. The Company’s compensation program includes a tax deferred savings plan. The Company’s named executive officers can participate in the Company’s 401(k) Tax Deferred Savings Plan (“the 401(k) plan”). For 2010, contributions can be made for up to 70% per pay cycle with an annual cap of $16,500. In addition, for those individuals over the age of 50, a “Catch-Up Deferral” contribution can be made up to but not exceeding $5,500. The Company does not offer a matching contribution for any of its employees. The named executive officers participate in the 401(k) plan on the same terms as all other employees.
Perquisites and Other Benefits. In comparison to base salary, perquisites and other benefits represent only a small portion of the named executive officers compensation. The only perquisite available to the Company’s named executive officers is the use of a company car or an automobile allowance. (In fiscal year 2010, the Company’s former Interim Chief Executive Officer and Chief Financial Officer, Mr. Quadrino, had use of a Company car.) as well as relocation allowances. The Committee has approved this perquisite and other benefits as reasonable components of the Company’s executive officer compensation.

Employment Agreements
There are currently no employment agreements with the Company’s named executive officers.
DIRECTOR AND EXECUTIVE OFFICER COMPENSATION
Executive Officer
The following table sets forth the names, ages and offices of the Company’s executive officers.

Name	Age	Title

Divya Ramachandran	31	President and Chief Executive Officer

NR Suparna	63	Chief Operating Officer

Umesh Ahuja	37	Chief Financial Officer
Divya Ramachandran has been a director of the Company since August 22, 2006. Ms. Ramachandran is a member of the Executive Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. Since May 2010, Divya has been President and Chief Executive Officer of the Company. From February 2004 to May 2010, Ms. Ramachandran was at Helios and Matheson Information Technology Ltd., the parent of the Company, initially focusing on mergers and acquisitions and later on sales and client relationships. From June 2003 to January 2004, Ms. Ramachandran was Program Director for General Management Programs at the Indian School of Business. From July 2002 to January 2003, Ms. Ramachandran was a Senior Manager, Strategy and Restructuring Cell for Lupin Limited, one of India’s leading pharmaceutical companies. From June 2000 to 2001, Ms. Ramachandran was an associate with Arthur Andersen . Ms. Ramachandran brings to the Company’s Board valuable insight into organizational and operational issues as well as experience in managing complex global information technology companies.
NR Suparna, age 64, has been Chief Operating Officer of the Company since May 20, 2010. Mr. Suparna is an Engineer, MBA with 41 years of corporate experience of which 24 years have been at C-levels in different multinational corporations dealing in consumer products, Industrial chemicals and Agrochemicals, and the last 7 years in IT services. From February 2004 to March 2009, Mr. Suparna was President and CEO of Helios and Matheson Information Technology (Bangalore) Limited.
Umesh Ahuja, age 37, has been Chief Financial Officer of the Company since November 11, 2010. Mr. Ahuja is a CPA (USA) and CWA (India) with 15 years of corporate experience. Since June 2009, he was Vice President of Helios and Matheson Global Services, a wholly owned subsidiary of the Company located in Bangalore, India. From 1998 to 2009, Mr. Ahuja served as Assistant Vice President of Genpact India, a global leader in business process and technology management services.

Summary Compensation Table for 2010 and 2009
The following table sets forth certain information regarding compensation for services rendered in all capacities during the years ended December 31, 2010 and 2009 by our named executive officers. There were no stock options awarded to the Company’s named executive officers during 2010 or 2009.
Summary of Compensation table for 2010 and 2009

				Options	Performance		All Other
Name and Principal position	Year	Salary		Awards	Bonus		Compensation		Total

Salvatore M. Quadrino	2010	142,250		—	—		15,462	(1)	157,712
Former Interim Chief Executive Officer and Chief Financial Officer	2009	223,000		—	—		—		223,000

Divya Ramachandran	2010	56,923		—	—		28,366	(2)	85,289
President and Chief Executive Officer

Umesh Ahuja	2010	38,037	(3)	—	10,000	(3)	—		48,037
Chief Financial Officer	2009	24,296	(4)	—	—		—		24,296

NR Suparna	2010	52,308		—	—		24,000	(5)	76,308
Chief Operating Officer

(1)	Includes severance and PTO payment.

(2)	Includes director’s fee of $10,000 and relocation expenses of $18,366 paid on appointment.

(3)
Mr. Ahuja is based in India and employee of the Company’s wholly owned subsidiary Helios and Matheson Global Services Pvt. Ltd (HMGS). Mr. Ahuja was paid INR 1,711,667 as salary and INR 450,000 as performance bonus which has been converted at the conversion rate on March 17, 2011 of 45 INR per USD.

(4)	2009 compensation was paid to Mr. Ahuja as Vice President of the HMGS.

(5)	Includes relocation expenses of $24,000 paid on appointment.

Option Exercises for 2010
No options were exercised by any officer of the Company during 2010.
Outstanding Equity Awards at 2010 Fiscal Year End
The following table provides certain information about all equity compensation awards held by the named executive officers as of December 31, 2010.

Option Awards
Number of
	Number of	Securities
	Securities	Underlying
	Underlying	Unexercised		Option	Option
	Unexercised	Unearned		Exercise	Expiration
Name	Options	Options (a)	Grant Date	Price	Date

Divya Ramachandran	250	250	08/22/06	$3.79	08/22/11

(a)	Option Awards vest as follows:

Vesting Date

Aug 22,
Name	2007
Divya Ramachandran	250

Director Compensation
The following table sets forth certain information regarding compensation for services rendered by the Company’s directors during the fiscal year ended December 31, 2010. During the fiscal year ended December 31, 2010, there were no stock awards granted to directors and no other compensation was earned (including in the form of nonqualified deferred compensation earnings).

Fees
Earned or
Paid in
Name	Cash(a)
Srinivasaiyer Jambunathan	$27,000
Daniel L. Thomas	$27,000
Rabin K. Dhoble	$27,000
Kishan Grama Ananthram	$27,000
Divya Ramachandran	$10,000

(a)
Each director received non-employee directors’ compensation of $6,000 per quarter during first half of 2010 and $7,500 per quarter during second half of 2010. Each director is reimbursed for travel and other reasonable expenses incurred as related to the business of the Company.

SHAREHOLDER PROPOSALS
Pursuant to Rule 14a-8 under the Exchange Act, proposals by Shareholders that are intended for inclusion in our proxy statement and proxy card and to be presented at our next annual meeting must be received by us no later than the close of business on January 1, 2012 in order to be considered for inclusion in our proxy materials relating to the next annual meeting. Such proposals shall be addressed to our Secretary at our corporate headquarters and may be included in next year’s annual meeting proxy materials if they comply with rules and regulations of the Securities and Exchange Commission (“SEC”) governing stockholder proposals.
If a shareholder chooses not to include a proposal in our proxy pursuant to Rule 14a-8 of the Exchange Act, notice of the proposal must be received by the Company no later than March 15, 2012, otherwise the proxies may vote on the proposal in the manner they believe is appropriate, in accordance with SEC rules.
OTHER BUSINESS
The Board of Directors of the Company is not aware of any other matters to come before the Annual Meeting. If any other matter should come before the meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.
MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS
In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly upon written or oral request a separate copy of the proxy statement to a shareholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to shareholders who share an address, should be directed to Helios and Matheson North America Inc., Attn: Mr. Umesh Ahuja, 200 Park Avenue South, Suite 901, New York, New York 10003, (212) 979-8228. In addition, shareholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the prior sentence.

A COPY OF THE 2010 ANNUAL REPORT TO SHAREHOLDERS ACCOMPANIES THIS PROXY STATEMENT. COPIES OF THE COMPANY’S FORM 10-K REPORT FOR FISCAL YEAR 2010, INCLUDING EXHIBITS, CONTAINING INFORMATION ON OPERATIONS AND THE COMPANY’S FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, ARE AVAILABLE UPON WRITTEN REQUEST WITHOUT CHARGE FOR REQUESTORS WHO INCLUDE IN THEIR WRITTEN REQUEST A GOOD FAITH REPRESENTATION THAT, AS OF April 8, 2011, SUCH REQUESTOR WAS A BENEFICIAL OWNER OF THE COMPANY’S COMMON STOCK. PLEASE WRITE TO:
HELIOS AND MATHESON NORTH AMERICA INC.
200 PARK AVENUE SOUTH
SUITE 901
NEW YORK, NY 10003
ATTENTION: UMESH AHUJA, SECRETARY
COPIES MAY ALSO BE OBTAINED WITHOUT CHARGE THROUGH THE SEC’S WORLD WIDE WEB SITE AT http://www.sec.gov

APPENDIX A
Certificate of Amendment
of
Certificate of Incorporation
of
Helios and Matheson North America Inc.
Under Section 242 of the Delaware General Corporation Law
Helios and Matheson North America Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:
The Certificate of Incorporation of the Corporation is hereby amended as follows:
1.	Article First is hereby amended to read as follows:

The name of the corporation is Helios and Matheson Information Technology Inc. (hereinafter referred to as the “Corporation”).

2.	Paragraph one of Article Fourth is hereby amended as follows:

The total number of shares of stock which the Corporation shall have authority to issue is thirty two million (32,000,000), of which two million (2,000,000) shares with a par value of one cent ($0.01) per share shall be designated as “Preferred Stock” and thirty million (30,000,000) shares with a par value of one cent ($0.01) per share shall be designated as “Common Stock.” Each two and one-half (2.5) shares of the Corporation’s Common Stock, par value $0.01 per share, issued and outstanding as of 5:00 p.m. eastern time on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware shall be converted and reclassified into one (1) share of the Corporation’s Common Stock, par value $0.01 per share. Any fractional shares resulting from such conversion will be rounded up to the nearest whole number.

The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.
IN WITNESS WHEREOF, I have signed this Certificate this _____ day of                     , 2011.

Divya Ramachandran Chief Executive Officer

HELIOS AND MATHESON NORTH AMERICA INC
PROXY SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby appoints Ms. Divya Ramachandran, President and Chief Executive Officer, and Mr. Suparna NR, Chief Operating Officer, Helios and Matheson North America Inc., a Delaware corporation (the “Company”), and each of them as proxy for the undersigned, with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of common stock, $0.01 par value per share, of the Company that the undersigned is entitled to vote at the 2011 Annual Meeting of Shareholders of the Company, to be held on May 2, 2011, at 10:00 a.m. (local time), at the offices of the Company’s headquarter located at 200 Park Avenue South, Suite 901, New York, NY 10003 and at any and all adjournments or postponements thereof, in accordance with the directions as follows with respect to the following matters (and with discretionary authority as to any and all other):
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF YOU SIGN AND RETURN THIS PROXY WITHOUT GIVING ANY INSTRUCTION, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES NAMED BELOW AND FOR ALL OTHER PROPOSALS OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)

Please mark your votes as indicated in this example	☒
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 and 3. Please mark your votes as in this example /x/.

FOR ALL NOMINEES
	listed below	WITHHOLD AUTHORITY
	(except as marked to	to vote for all nominees
	the contrary below)	listed below	EXCEPTIONS

1. Election of Directors Nominees	☐	☐	☐
01	Srinivasaiyer Jambunathan
02	Daniel L. Thomas
03	Kishan Grama Ananthram
04	Divya Ramachandran

2.	To ratify the appointment of Mercadien P.C., as the independent public accountants of the Company for the fiscal year ending December 31, 2011.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	To approve an amendment to the Company’s Certificate of Incorporation to effect a reverse-split of its common stock;

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.	To approve an amendment to the Company’s Certificate of Incorporation to change the Company’s name to Helios and Matheson Information Technology Inc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Signature(s)                                                                                    Dated                      2011
NOTE: Please sign exactly as the name appears on this card. When shares are held by two or more persons, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
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